Exhibit 99.1
Keyuan Petrochemicals Inc. Receives NASDAQ Delisting Notice

-- Company will begin trading on the OTC market beginning October 7th
-- Expects to file 2010 financials through Form 10K in the middle of October

NINGBO, China, October 6, 2011 -- Keyuan Petrochemicals, Inc. (Nasdaq: KEYP) ("Keyuan or the "Company"), a leading merchant manufacturer of various petrochemical products in China, announced today that on October 5th, 2011, the Company received a letter from the NASDAQ Hearings Panel (“the Panel”) regarding the Company’s appeal to remain listed. NASDAQ notified the Company that its common stock will be suspended from the Nasdaq Stock Market effective October 6th.

Management, the board of directors and the independent committees all worked diligently to provide the Nasdaq with all requested information in a timely manner and meet the deadlines previously imposed. Despite the Company’s best efforts to become compliant on all of NASDAQ’s requirements, the Panel suspended Keyuan’s listing from the Nasdaq Stock Market. As a result, the Company’s shares will resume trading in the pink sheets under the ticker symbol KEYP beginning Friday, October 7th.

The final audit and Form 10K for 2010, in addition to the 10-Q for both the first and second quarter of 2011, is expected to be filed as soon as possible in the middle of October with the Securities and Exchange Commission. The 10-K will contain details surrounding the operations, financials, and a comprehensive list of actions the Company has taken and is committed to taking in order to remediate accounting and internal control issues.

Given the significant capital allocation from the Company’s U.S. dollar account for this investigation, review and report, the dividend payment was not declared in September as anticipated. The Company and the board are evaluating its current dividend  policy for shareholders.

“The entire management team is extremely disappointed in this decision given that we did everything which was asked." stated Mr. Chungfeng Tao, Chairman and Chief Executive Officer of Keyuan Petrochemicals, "We have done everything within our power to address the independent review, to complete our 2010 audit and the financial filings for the first two quarters of 2011, which we are in the process of finalizing to submit to the SEC. We will submit an appeal to the NAsdaq with the hope that once all filings are up to date, we can be reinstated, however there is no assurance that the appeal will be granted. The Company spent approximately $5 million, 5 months, and significant corporate resources to complete the investigation and become compliant with the Nasdaq requirements. It is extremely important that our shareholders understand that the Company is continuing to operate and has not ceased operations of the business.  If we are unsuccessful in achieving a main board listing, the Company will actively pursue strategic alternatives including but not limited to taking the company private, a merger or other transaction which will maximize shareholder value, and ensure we can meet our growth objectives.”

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics Co., Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. Keyuan Petrochemicals, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations:
MZ - North America
Ted Haberfield, President
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net
Website: http://www.hcinternational.net

Mr. Andrew Haag
Managing Partner, USA
Hampton Growth, LLC
Tel: +1-877-368-3566
E-mail: andrew@hamptongrowth.com
Website: www.hamptongrowth.com